UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 11, 2011
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders (the “Annual Meeting”) on May 11, 2011 in Gallipolis, Ohio.  At the Annual Meeting, the shareholders voted on five proposals.  The proposals are described in detail in the Proxy Statement.

Proposal 1
Registrant’s shareholders elected one individual to the Board of Directors for a term expiring in 2013, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Harold A. Howe	2,446,489	295,680	457,436

Proposal 2
Registrant’s shareholders elected two individuals to the Board of Directors for a term expiring in 2014, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Brent A. Saunders	2,427,596	314,573	457,436
David W. Thomas	2,710,388	31,781	457,436

Proposal 3
Registrant’s shareholders approved, in a non-binding vote, the compensation of the Company’s named executive officers disclosed in the proxy statement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,602,004	67,118	73,047	457,436

Proposal 4
Registrant’s shareholders recommended, in a non-binding vote, the frequency of shareholder votes on the Company’s named executive officer compensation, as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
770,503	1,856,846	70,510	44,311	457,435

Proposal 5
Registrant’s shareholders ratified the selection of Crowe Horwath LLP as the Registrant’s independent registered public accounting firm for fiscal year 2011, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,151,755	11,399	29,026	7,425

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	May 13, 2011	By:	/s/ Jeffrey E. Smith
		Name:	Jeffrey E. Smith
		Title:	Chairman and Chief Executive Officer